POWER OF ATTORNEY
                         FOR EXECUTING FORMS, 3, 4 AND 5

         Know all persons by these presents, that the undersigned hereby constitutes and appoints Graham Jefferies, with power of substitution, as his true and lawful attorney-in-fact to:

         (1) prepare and/or execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of EMRISE Corporation (the "Company"), Forms 3, 4 and 5 to report transactions in the Company's securities reportable by the undersigned in accordance with the provisions of Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; and

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the preparation, execution and timely filing of any such Form 3, 4 or 5, and any amendment thereto, with the United States Securities and Exchange Commission and any other authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

         The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this __th day of June, 2012.

                                       Signature

                                       /s/ Julie Abraham

                                       Julie Abraham
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